Exhibit 99.1
Granite Reports First Quarter 2017 Results

•	Revenue increased to $468.4 million, up 6.6 percent year-over-year

•	Gross profit of $25.1 million; gross profit margin of 5.4 percent

•	Total contract backlog at $3.4 billion, up 1.5 percent year-over-year

•	Construction segment backlog at all-time high of $1.18 billion, up 17.5 percent year-over-year

•	Severe rainfall in West slows business in first quarter

WATSONVILLE, Calif. (May 2, 2017) - Granite Construction Incorporated (NYSE: GVA) today reported a net loss of $23.8 million for the quarter ended March 31, 2017, compared to a loss of $10.4 million in the first quarter of 2016. Loss per diluted share in the quarter was $(0.60), compared to $(0.26) in the prior-year period.

"Despite the loss in the first quarter, we maintain our strong growth expectations for 2017. Overall outlook and direction of our business is excellent, with market improvements being seen across our portfolio," said James H. Roberts, President and Chief Executive Officer of Granite Construction Incorporated. "On April 6th, the California legislature approved SB 1, the Road Repair and Accountability Act of 2017, which commits to more than $52 billion of incremental investment in the state over the next decade. This combines with the nearly $190 billion of long-term local measures passed by voters in California and Washington State last November to signal a significant, positive shift in public infrastructure investment. Our vertically integrated teams in the West are well prepared to handle the growth, as these businesses are still operating well below capacity.

Bidding and booking activity remained healthy in the first quarter, driving Construction segment backlog more than 17 percent higher than 2016 to nearly $1.18 billion, an all-time record level," Roberts continued. "Due to significant rainfall throughout the West, the Construction Materials segment was unable to get any traction for production in the quarter. Operations at almost all of our facilities were delayed until materials deposits dried for efficient aggregate and asphalt production, which began at some locations in April. We believe secular demand is improving. Despite the weather-impacted start, we continue to expect stronger demand and execution will spur our materials businesses to deliver top- and bottom-line improvement this year. Similarly, our Construction segment is poised for an exceptional year, having gotten off to a solid start even with weather headwinds.

During the quarter, we accelerated activity on a number of under-performing, mature projects in our Large Project Construction portfolio, working to hasten completion of these projects in 2017 and 2018. Work on these projects created an increased drag on quarterly results, more than outweighing steady performance of our newer projects. As newer projects gain more portfolio prominence in coming quarters, we expect improved overall segment results," Roberts said.

First Quarter 2017 Results

Total Company

▪	First quarter consolidated revenue increased 6.6 percent to $468.4 million compared with $439.5 million in the first quarter of 2016.

▪	Gross profit decreased to $25.1 million compared with $39.2 million last year.

▪	Gross profit margin was 5.4 percent compared with 8.9 percent in 2016.

▪
Total Company backlog was $3.44 billion, up 1.5 percent year-over-year. Construction segment backlog increased 17.5 percent year-over-year to $1.18 billion. Large Project Construction segment backlog decreased 5.3 percent from last year to $2.26 billion.

▪	First quarter selling, general and administrative (SG&A) expenses increased to $61.8 million, with the increase split between selling and stock-based compensation expenses.

▪	Our balance sheet remains strong with cash and marketable securities of $297.3 million, as of March 31, 2017.

First Quarter Segment Results
Construction

▪	Construction revenue increased 8.3 percent to $226.8 million, compared with $209.5 million last year.

▪	Gross profit increased 3.8 percent to $27.9 million compared to $26.9 million last year.

▪
Gross profit margin of 12.3 percent was down slightly from 12.9 percent a year ago. First quarter improvement in the desert Southwest and Kenny was offset by weather-impacted operations across the majority of the West.

Large Project Construction

▪	Large Project Construction revenue increased 5.9 percent to $207.0 million, compared with $195.4 million last year.

▪
Gross profit decreased to $2.6 million compared to $13.5 million last year, as net project write-downs in the first quarter were $13.0 million compared to $2.8 million in 2016. The write-downs were limited to five mature projects, including two nearing completion.

▪	Gross profit margin was 1.2 percent compared with 6.9 percent in 2016.

▪
We accelerated activity on certain mature projects that represented a significant amount of segment revenue in the quarter, as we continue to work to address under-performance from design, weather, project execution, and owner-related issues.

Construction Materials

▪	Construction Materials revenue was flat compared to last year at $34.5 million.

▪	First quarter gross loss expanded to $5.4 million compared to a loss of $1.2 million last year.

▪
The gross loss increase from last year was attributable to exceptionally wet winter weather, which significantly hampered both aggregate and asphalt production. The lack of production resulted in less fixed-cost absorption in our seasonally weakest quarter. As a result of reduced production, excess capacity was expensed in the period, with the weather also driving higher aggregate per-unit production cost.

Outlook and Guidance

"We recognize and thank our employees for their commitment to do business the right way every day. This is reflected both in being named to the World’s Most Ethical Companies® list for the eighth year in a row and by being named by Forbes as one of the Most Trustworthy Companies in America the past two years," said Roberts. "Granite teams are well positioned to deliver excellent results, and we are maintaining our growth and guidance expectations for 2017," Roberts said.
The Company’s expectations for 2017 remain:

▪	Low-double digit consolidated revenue growth

▪	Consolidated EBITDA margin[1] of 6.5% to 7.5%

1 Please refer to the description and non-GAAP reconciliation in the attached tables.

Conference Call
Granite will conduct a conference call today, May 2, 2017, at 8 a.m. Pacific Time/11 a.m. Eastern Time to discuss the results of the quarter ended March 31, 2017. The Company invites investors to listen to a live audio webcast on its Investor Relations website, http://investor.graniteconstruction.com. An archive of the webcast will be available on the website approximately one hour after the call. The live call also is available by calling 1-877-328-5503; international callers may dial 1-412-317-5472. A replay will be available after the live call through May 9, 2017, by calling 1-877-344-7529, replay access code 10105711; international callers may dial 1-412-317-0088.
About Granite
Through its offices and subsidiaries nationwide, Granite Construction Incorporated (NYSE: GVA) is one of the nation’s largest infrastructure contractors and construction materials producers. Granite specializes in complex infrastructure projects including; transportation, industrial and federal contracting, and is a proven leader in alternative procurement project delivery. Granite is an award-winning firm in safety, quality and environmental stewardship, and has been honored as one of the World’s Most Ethical Companies by Ethisphere Institute for eight consecutive years. Granite is listed on the New York Stock Exchange and is part of the S&P MidCap 400 Index, the MSCI KLD 400 Social Index and the Russell 2000 Index. For more information, visit graniteconstruction.com.

Forward-looking Statements
Any statements contained in this news release that are not based on historical facts, including statements regarding future events, occurrences, circumstances, activities, performance, outcomes and results, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by words such as “future,” “outlook,” “assumes,” “believes,” “expects,” “estimates,” “anticipates,” “intends,” “plans,” “appears,” “may,” “will,” “should,” “could,” “would,” “continue,” and the negatives thereof or other comparable terminology or by the context in which they are made. These forward-looking statements are estimates reflecting the best judgment of senior management and reflect our current expectations regarding future events, occurrences, circumstances, activities, performance, outcomes and results. These expectations may or may not be realized. Some of these expectations may be based on beliefs, assumptions or estimates that may prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our business, financial condition, results of operations, cash flows and liquidity. Such risks and uncertainties include, but are not limited to, those described in greater detail in our filings with the Securities and Exchange Commission, particularly those specifically described in our Annual Report on Form 10-K and quarterly reports on Form 10-Q.
Due to the inherent risks and uncertainties associated with our forward-looking statements, the reader is cautioned not to place undue reliance on them. The reader is also cautioned that the forward-looking statements contained herein speak only as of the date of this news release and, except as required by law; we undertake no obligation to revise or update any forward-looking statements for any reason.

GRANITE CONSTRUCTION INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited - in thousands, except share and per share data)

	March 31, 2017	December 31, 2016	March 31, 2016
ASSETS
Current assets
Cash and cash equivalents	$169,501	$189,326	$198,298
Short-term marketable securities	67,824	64,884	43,001
Receivables, net	351,091	419,345	307,483
Costs and estimated earnings in excess of billings	90,112	73,102	76,972
Inventories	58,781	55,245	59,444
Equity in construction joint ventures	235,683	247,182	240,480
Other current assets	54,542	39,908	37,100
Total current assets	1,027,534	1,088,992	962,778
Property and equipment, net	412,490	406,650	398,750
Long-term marketable securities	59,989	62,895	72,653
Investments in affiliates	36,410	35,668	34,619
Goodwill	53,799	53,799	53,799
Deferred income taxes, net	—	—	5,119
Other noncurrent assets	87,997	85,449	84,512
Total assets	$1,678,219	$1,733,453	$1,612,230

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$14,796	$14,796	$14,795
Accounts payable	170,006	199,029	139,215
Billings in excess of costs and estimated earnings	91,527	97,522	89,188
Accrued expenses and other current liabilities	224,850	218,587	226,276
Total current liabilities	501,179	529,934	469,474
Long-term debt	228,306	229,498	243,099
Deferred income taxes, net	5,609	5,441	—
Other long-term liabilities	47,066	45,989	43,913
Commitments and contingencies
Equity
Preferred stock, $0.01 par value, authorized 3,000,000 shares, none outstanding	—	—	—
Common stock, $0.01 par value, authorized 150,000,000 shares; issued and outstanding: 39,815,232 shares as of March 31, 2017, 39,621,140 shares as of December 31, 2016 and 39,563,620 shares as of March 31, 2016	398	396	396
Additional paid-in capital	152,805	150,337	144,916
Accumulated other comprehensive loss	(257)	(371)	(1,569)
Retained earnings	706,571	735,626	683,784
Total Granite Construction Incorporated shareholders’ equity	859,517	885,988	827,527
Non-controlling interests	36,542	36,603	28,217
Total equity	896,059	922,591	855,744
Total liabilities and equity	$1,678,219	$1,733,453	$1,612,230

GRANITE CONSTRUCTION INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - in thousands, except per share data)

	Three Months Ended March 31,
	2017	2016
Revenue
Construction	$226,849	$209,487
Large Project Construction	207,033	195,449
Construction Materials	34,518	34,516
Total revenue	468,400	439,452
Cost of revenue
Construction	198,900	182,554
Large Project Construction	204,478	181,944
Construction Materials	39,896	35,709
Total cost of revenue	443,274	400,207
Gross profit	25,126	39,245
Selling, general and administrative expenses	61,837	56,133
Gain on sales of property and equipment	(270)	(600)
Operating loss	(36,441)	(16,288)
Other (income) expense
Interest income	(1,051)	(836)
Interest expense	2,743	3,049
Equity in income of affiliates	(916)	(1,442)
Other income, net	(870)	(1,372)
Total other income	(94)	(601)
Loss before benefit from income taxes	(36,347)	(15,687)
Benefit from income taxes	(12,496)	(5,924)
Net loss	(23,851)	(9,763)
Amount attributable to non-controlling interests	61	(678)
Net loss attributable to Granite Construction Incorporated	$(23,790)	$(10,441)

Net loss per share attributable to common shareholders:
Basic	$(0.60)	$(0.26)
Diluted	$(0.60)	$(0.26)
Weighted average shares of common stock
Basic	39,649	39,433
Diluted	39,649	39,433

GRANITE CONSTRUCTION INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - in thousands)

Three Months Ended March 31,	2017	2016
Operating activities
Net loss	$(23,851)	$(9,763)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation, depletion and amortization	14,649	13,736
Gain on sales of property and equipment	(270)	(600)
Stock-based compensation	8,913	5,985
Equity in net income from unconsolidated joint ventures	(1,456)	(8,538)
Changes in assets and liabilities:	15,351	(11,254)
Net cash provided by (used in) operating activities	13,336	(10,434)
Investing activities
Purchases of marketable securities	(29,910)	(19,948)
Maturities of marketable securities	30,000	5,000
Proceeds from called marketable securities	—	5,000
Purchases of property and equipment	(21,372)	(24,565)
Proceeds from sales of property and equipment	1,060	772
Other investing activities, net	67	(274)
Net cash used in investing activities	(20,155)	(34,015)
Financing activities
Long-term debt principal repayments	(1,250)	(1,250)
Cash dividends paid	(5,151)	(5,124)
Repurchases of common stock	(6,448)	(4,459)
Other financing activities, net	(157)	744
Net cash used in financing activities	(13,006)	(10,089)
Decrease in cash and cash equivalents	(19,825)	(54,538)
Cash and cash equivalents at beginning of period	189,326	252,836
Cash and cash equivalents at end of period	$169,501	$198,298

GRANITE CONSTRUCTION INCORPORATED
Business Segment Information
(Unaudited - dollars in thousands)

Three Months Ended March 31,	Construction	Large Project Construction	Construction Materials

2017
Revenue	$226,849	$207,033	$34,518
Gross profit (loss)	27,949	2,555	(5,378)
Gross profit (loss) as a percent of revenue	12.3%	1.2%	(15.6)%

2016
Revenue	$209,487	$195,449	$34,516
Gross profit (loss)	26,933	13,505	(1,193)
Gross profit (loss) as a percent of revenue	12.9%	6.9%	(3.5)%

GRANITE CONSTRUCTION INCORPORATED
Contract Backlog by Segment
(Unaudited - dollars in thousands)

Contract Backlog by Segment	March 31, 2017		December 31, 2016		March 31, 2016

Construction	$1,175,474	34.2%	$1,030,487	29.6%	$999,980	29.5%
Large Project Construction	2,259,721	65.8%	2,453,918	70.4%	2,386,019	70.5%
Total	$3,435,195	100.0%	$3,484,405	100.0%	$3,385,999	100.0%

GRANITE CONSTRUCTION INCORPORATED
EBITDA(1)
(Unaudited - dollars in thousands)

Three Months Ended March 31,	2017	2016
Net loss attributable to Granite Construction Incorporated	$(23,790)	$(10,441)
Depreciation, depletion and amortization expense(2)	14,649	13,736
Benefit from income taxes	(12,496)	(5,924)
Interest expense, net of interest income	1,692	2,213
EBITDA	$(19,945)	$(416)
Consolidated EBITDA Margin(3)	(4.3)%	(0.1)%

Note:
(1)We define EBITDA as GAAP net income attributable to Granite Construction Incorporated, adjusted for interest, taxes, depreciation, depletion and amortization. We believe this non-GAAP financial measure and the associated margin are useful in evaluating operating performance and are regularly used by securities analysts, institutional investors and other interested parties in reviewing the Company. However, the reader is cautioned that any non-GAAP financial measures provided by the Company are provided in addition to, and not as alternatives for, the Company's reported results prepared in accordance with GAAP. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures provided by the Company may not be comparable to similar measures provided by other companies.

(2)Amount includes the sum of depreciation, depletion and amortization which are classified as Cost of Revenue and Selling, General and Administrative expenses in the condensed consolidated statements of operations of Granite Construction Incorporated.

(3)Represents EBITDA divided by consolidated revenue. Consolidated revenue was $468,400 for three months ended March 31, 2017, and $439,452 for the three months ended March 31, 2016.

CONTACT:
Granite Construction Incorporated
Ron Botoff, 831-728-7532